Exhibit 5.1

Marine Harvest ASA	Oslo, 2 February 2015
P.O. Box 4102 Sandviken
Lawyer in charge:
5835 Bergen	Tone Østensen

MARINE HARVEST ASA — REGISTRATION STATEMENT ON FORM F-3

Ladies and gentlemen:

Advokatfirmaet Wiersholm AS (“Wiersholm”) has acted as Norwegian legal counsel to Marine Harvest ASA (the “Company”) in connection with the shelf registration statement on Form F-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules and Regulations”), of: (i)  ordinary shares in the Company with par value NOK 7.50 per share (“Ordinary Shares”); (ii) preferred shares of the Company (“Preferred Shares” and together with the Ordinary Shares, the “Shares”), in one or more series; (iii) debt securities of the Company (the “Debt Securities”), which may be senior debt securities or subordinated debt securities and may be convertible or non-convertible, as well as secured or unsecured, which may be issued in one or more series under one or more indentures to be entered into by the Company with a trustee relating to the Debt Securities (the “Debt Securities Indenture”); (iv) warrants to purchase Shares (the “Warrants”) and (v) subscription rights to purchase Shares or other securities of the Company (the “Rights”) and (vi) such indeterminate number of Shares, Warrants, Rights, and amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Debt Securities (the “Indeterminate Securities”). The Shares, the Debt Securities, the Warrants, the Rights and the Indeterminate Securities are collectively referred to herein as the “Securities”.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In stating the view and opinions set forth in this letter, we have examined and relied on originals or copies of:

(a)	The Registration Statement.

(b)	The articles of association (in Norwegian: “vedtekter”) of the Company.

(c)	A certificate of registration (in Norwegian: “Firmaattest”) of the Company.

(d)	Minutes of resolutions by the board of directors of the Company dated 2 February, 2015.

In stating the view and opinions set forth in this letter we have assumed:

(i)      The authenticity and completeness of all documents submitted to us as originals.

(ii)	That all photocopies and electronic copies reviewed by us are complete and in conformity with the originals thereof.

(iii)	That all signatures on documents reviewed by us are genuine.

(iv)	That the information set out in the various documents which we have reviewed was truthful, correct, complete and up-to-date.

(v)	That there have been no amendments to the articles of association and certificate of registration of the Company as compared to the forms of such documents provided to us.

(vi)

That any minutes of board meetings of the Company provided to us correctly reflect and record resolutions passed at such meetings; that any such meetings were duly convened; and that the resolutions passed at such meetings have not been revoked or varied and remain in full force and effect.

(vii)

That the Debt Securities Indenture, when executed, will be legal, valid, binding and enforceable in accordance with its terms under the laws of the State of New York by which it is expected to be stated to be governed.

(viii)

That all necessary consents, authorisations and approvals whatsoever and howsoever described required in any relevant jurisdiction (other than Norway) for the due execution and performance of the documents by each of the parties thereto have been, or will be obtained, and that all necessary notices, filings, registrations and recordings required in any applicable jurisdiction (other than Norway) in respect of the documents have been, or will be, given or effected in accordance with the laws and regulations of every such jurisdiction.

(ix)	That the Registration Statement and the issuance and sale of the Securities will not violate the laws of any jurisdiction other than Norway.

In stating the views and opinions set forth in this letter, we express no view or opinion as to any laws other than the laws of Norway in force as of the date hereof or as to the effect of the laws of any other jurisdiction on the views and opinions stated herein.

On the basis of the foregoing, we are of the opinion that:

1.	The Company is duly registered and validly existing as a public limited liability company under the laws of Norway.

2.

With respect to any Shares offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the “Offered Shares”), when (i) (if the Offered Shares are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering) the underwriting agreement with respect to the Offered Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (ii) (if the Offered Shares are to be issued pursuant to a resolution by the Company’s general meeting) the general meeting has validly resolved the issuance and sale of the Offered Shares, the Board of Directors have taken all related action as directed by the general meeting and appropriate officers of the Company have taken all related action as directed by or under the direction by the Board of Directors (iii) (if the Offered Shares are to be issued pursuant to a resolution by the Board of Directors) the Board of Directors have validly resolved the issuance and sale of the Offered Shares and related matters pursuant to and in accordance with a valid authorisation to issue new Shares in the Company granted by the Company’s general meeting and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors, (iv) the Offered Shares (including any Shares duly issued upon conversion, exchange or exercise of any Debt Securities), have been fully paid for in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, (v) the share capital increase following from the issuance of the Offered Shares has been registered in the Norwegian Register of Business Enterprises and (vi) the Offered Shares have been registered in the Norwegian Central Securities Depository (VPS), the Offered Shares will be duly authorized by all requisite corporate action on the part of the Company under the Norwegian Public Limited Liability Act and validly issued, fully paid and non-assessable.

3.

With respect to any series of Debt Securities offered by the Company, pursuant to the Registration Statement, including any Indeterminate Securities, the Company will, assuming the taking of all necessary corporate action to authorize and approve the issuance of Debt Securities including the entry by the Company into the Debt Securities Indenture, have the power and authority to validly execute and perform its obligations under the Debt Securities Indenture.

4.

With respect to the Warrants, including any Indeterminate Securities, assuming the (i) taking of all necessary corporate action to authorize and approve the issuance and terms of any Warrants, the terms of the offering thereof and related matters, including the entry by the Company into, and performance under, the applicable underwriting agreement or any other agreement pursuant to which any Warrants may be issued, and (ii) due execution, authentication, issuance and delivery of such Warrants and any applicable agreement pursuant to which any such Warrants may be issued, upon payment of the consideration therefor provided for in the applicable agreement and otherwise in accordance with the provisions of the applicable agreement, such Warrants will constitute valid and legally binding obligations of the Company.

5.

With respect to the Rights, including any Indeterminate Securities, assuming the (i) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Rights, the terms of the offering thereof and related matters, including the entry by the Company into, and performance under, the applicable underwriting agreement or any other agreement pursuant to which any Rights may be issued, and (ii) due execution, authentication, issuance and delivery of the Rights and any applicable agreement pursuant to which any such Rights may be issued, upon the payment of the consideration therefor provided for in the applicable agreement and otherwise in accordance with the provisions of the applicable agreement, such Rights will constitute valid and legally binding obligations of the Company and will entitle the holders thereof to the rights with respect thereto specified in the applicable agreement.

This letter is strictly limited to matters set out above and is not to be extended by implication to other matters.

This opinion letter is governed by and construed in accordance with Norwegian law.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

We disclaim any obligation to update this opinion with respect to any matters which may come to our attention after the date of this opinion and which may affect the opinions set out herein.

Yours sincerely

for Advokatfirmaet Wiersholm AS

/s/ Kaare P. Sverdrup	/s/ Tone Østensen
Kaare P. Sverdrup	Tone Østensen